UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12
Penton Media, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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Penton Media, Inc.
The Penton Media Building
1300 East Ninth Street
Cleveland, Ohio 44114-1503

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON MAY 16, 2006

TO THE STOCKHOLDERS:
The annual meeting of stockholders of Penton Media, Inc. will be held on Tuesday, May 16, 2006, at 2:00 P.M., local time, in the Penton Media Conference Center, 1300 East Ninth Street, Cleveland, Ohio 44114-1503, for the following purposes:

1.	To elect three directors to the Board of Directors for a three-year term expiring in 2009.

2.	To transact such other business as may properly be brought before the meeting.
The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.
The Board of Directors has fixed the close of business on March 28, 2006, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.
A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at Penton’s principal executive offices, 1300 East Ninth Street, Cleveland, Ohio 44114-1503 during the ten days preceding the meeting.
Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope, whether or not they plan to attend the annual meeting.

By Order of the Board of Directors

Preston L. Vice
Secretary
Cleveland, Ohio
April 13, 2006

PROXY STATEMENT

Penton Media, Inc.
PROXY STATEMENT
This proxy statement contains information related to the annual meeting of the stockholders of Penton Media, Inc. to be held on Tuesday, May 16, 2006, beginning at 2:00 P.M., local time, in the Penton Media Conference Center, 1300 East Ninth Street, Cleveland, Ohio 44114-1503. This proxy statement is being provided in connection with the solicitation of proxies by the Board of Directors for use at the 2006 annual meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about April 13, 2006.
About The Meeting
What is the purpose of the annual meeting?
At Penton’s annual meeting, stockholders will act upon the matters described in the accompanying notice of annual meeting of stockholders. These matters include:

•	To elect three directors to the Board of Directors for a three-year term expiring in 2009; and

•	To transact such other business as may properly be brought before the meeting.
In addition, Penton’s management will report on the performance of Penton during the 2005 Fiscal Year and respond to questions from stockholders. The Company does not have a policy regarding Director attendance at annual meetings of the Company’s stockholders. Only Mr. Nussbaum attended the annual meeting of stockholders in 2005.
Who is entitled to vote?
Only holders of record of our outstanding common stock, Series C Preferred Stock and Series M Preferred Stock at the close of business on the record date, March 28, 2006, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting.
A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at Penton’s principal executive offices, 1300 East Ninth Street, Cleveland, Ohio 44114-1503 during the ten days preceding the meeting.
How many votes do I get?
Each holder of common stock is entitled to one vote per share of common stock with respect to all matters on which the holders of common stock are entitled to vote. The holders of the Series C Preferred Stock are entitled to a total of 9,146,590 votes with respect to all matters on which the holders of Series C Preferred Stock are entitled to vote. The holders of the Series M Preferred Stock are entitled to one vote per share of Series M Preferred Stock for a total of 71,500 votes with respect to all matters on which the holders of Series M Preferred Stock are entitled to vote. The holders of common stock, Series C Preferred Stock and Series M Preferred Stock will vote together on all matters presented at the meeting.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?
Under Penton’s Bylaws, the presence at the annual meeting, in person or by proxy, of the holders of shares of Penton stock entitled to cast at least a majority of the votes that the outstanding stock entitled to vote at the annual meeting is entitled to cast on a particular matter will constitute a quorum entitled to take action with respect to the vote on that matter. As of March 28, 2006, the record date for the annual meeting, 34,488,719 shares of common stock of Penton were outstanding and eligible to vote. Also, as of March 28, 2006, there were 50,000 shares of Series C Preferred Stock outstanding, and the holders of those shares are entitled to a total of 9,146,590 votes. Additionally, as of March 28, 2006, there were 71,500 shares of Series M Preferred Stock outstanding, and the holders of those shares are entitled to a total of 71,500 votes. The holders of Penton’s common stock, Series C Preferred Stock and Series M Preferred Stock are entitled to vote on all matters.
Abstentions and broker “non-votes” are counted as present and entitled to vote for the purposes of determining a quorum.
What is a broker “non-vote”?
A broker “non-vote” occurs when a nominee holding stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.
How do I vote?
You may vote at the annual meeting by proxy or in person. All shares of stock entitled to vote at the annual meeting that are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in accordance with the Board’s recommendations. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the Board’s recommendations.
If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail using the enclosed proxy card, on the Internet or by attending the annual meeting and voting in person as described below.
If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.
Vote by Mail. If you choose to vote by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope.
Vote by Telephone. You can vote by calling 1-888-693-8683.
Vote on the Internet. You can also choose to vote on the Internet by visiting www.cesvote.com. The directions for Internet voting are on your proxy card or voting instruction form.
Vote at the Annual Meeting. If you want to vote in person at the annual meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the annual meeting.
What are the Board’s recommendations?
The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote FOR the election of the directors as described under “Election of Directors”.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

May I change my vote after I return my proxy card?
Yes. Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of Penton, or by attending the annual meeting and voting in person.
Who will count the vote?
National City Bank, our independent stock transfer agent, will count the votes and act as the inspector of election.
What shares are included on the proxy card(s)?
The shares on your proxy card(s) represent ALL of your shares of stock of Penton. If you have shares in the 401(k) Plan and do not vote by proxy, or return your proxy card with an unclear voting designation or no voting designation at all, OFI Trust Company will vote your plan shares in proportion to the way the other plan participants voted their shares held in the plan.
What does it mean if I receive more than one proxy card?
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our stock transfer agent, National City Bank, at (800) 622-6757.
How are proxies solicited?
Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of Penton personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and Penton will reimburse them for their expenses in doing so.
The entire cost of the solicitation will be borne by Penton.
Do the stockholders have any appraisal rights with regard to any of the proposals?
No. Under Delaware law, stockholders are not entitled to appraisal rights with respect to these proposals.
When are stockholder proposals for the 2007 annual meeting of stockholders due?
To be considered for inclusion in Penton’s proxy statement for the 2007 annual stockholders meeting, stockholder proposals must be received at Penton’s offices no later than December 14, 2006. Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 and Penton’s Bylaws, and must be submitted in writing, delivered or mailed to the Corporate Secretary, Penton Media, Inc., 1300 East Ninth Street, Cleveland, Ohio 44114-1503.
In addition, Penton’s Bylaws require that if a stockholder desires to introduce a stockholder proposal or nominate a director candidate from the floor of the 2007 annual meeting of the stockholders, such proposal or nomination must be submitted in writing to Penton’s Corporate Secretary at the above address not less than 60 days nor more than 90 days prior to the first anniversary of the 2006 annual meeting of the stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to the 2007 annual stockholders meeting (which has not yet been set) and not later than the close of business on the later of (i) the 60th day prior to the 2007 annual stockholders meeting or (ii) the 10th day following public announcement of the 2007 annual stockholders meeting.

Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and of any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business.
How does the Board select nominees for the Board?
The Nominating and Governance Committee (the “Committee”) considers candidates for Board membership suggested by its members and other Board members, as well as from management and stockholders. Stockholders’ recommendations for nominees to the Board of Directors will be considered by the Committee provided such nominations are made in accordance with the Company’s By-laws relating to advance notice of stockholder nominations.
There are no specific minimum qualifications or specific qualities or skills that are necessary for directors of the Company to possess. In evaluating director nominees, the Committee will consider criteria as it deems appropriate. The Committee will consider criteria such as judgment, skill, diversity, integrity, experience, independence from management, and the ability to devote an appropriate amount of time to Board-related matters. The Committee also considers such other relevant factors, including current composition of the Board, and the need for Audit Committee expertise. After completing its evaluation, the Committee makes its recommendations to the full Board, whereupon, the Board then determines the nominees after considering the recommendations and report of the Committee. The Committee does not have a charter.
May a stockholder nominate someone to be a director of Penton?
As a stockholder, you may recommend any person as a nominee for director of Penton. Each nomination must be submitted in the same manner as for other stockholder proposals. Also, the notice must set forth any information regarding the nominee proposed by the stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and the consent, if so required, of the nominee to be named in a proxy statement as a candidate for election and to serve as a director of Penton if elected.
How do stockholders communicate with the Board?
Stockholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing the Board of Directors, c/o Corporate Secretary, Penton Media, Inc., 1300 East Ninth Street, Cleveland, Ohio 44114-1503. Any questions or concerns regarding financial reporting, internal controls, accounting or other financial matters may be sent to the Chairman, Audit Review Committee, c/o Corporate Secretary, Penton Media, Inc., 1300 East Ninth Street, Cleveland, Ohio 44114-1503. Your inquiries will not be read by the Company and will be forwarded directly to the Chairman of the Board or Chairman of the Audit Review Committee.
Does the Company have a Code of Ethics?
The Company has a Code of Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct is available on the Company’s Web site (www.penton.com) and will be provided upon request at no charge. The Company intends to post any amendments to or waivers from its Code of Business Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) on its Web site and will disclose any such amendments or waivers in the next periodic report required to be filed with the Securities and Exchange Commission.

What is the security ownership of certain beneficial owners and management?
The following table sets forth information with respect to the beneficial ownership of Penton’s common stock, Series C Preferred Stock and Series M Preferred Stock at April 3, 2006 by (a) the persons known by Penton to be the beneficial owners of more than 5% of the outstanding shares of common stock, (b) each director, and nominee for director, of Penton, (c) each of the executive officers of Penton listed in the Summary Compensation Table, and (d) all directors, nominees and executive officers of Penton as a group. The information set forth in the table as to directors, nominees and executive officers is based upon information furnished to Penton by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Penton Media, Inc., 1300 East Ninth Street, Cleveland, Ohio 44114-1503.

			Percent of
	Number of		Outstanding Shares
	Shares of		of Common
Name	Common Stock(1)		Stock(2)

ABRY Mezzanine Partners, L.P.(3)	6,458,023	(4)(5)	15.77%
c/o ABRY Partners, LLC
111 Huntington Avenue
30th Floor
Boston, Massachusetts 02199
ABACUS Fund Partners, LP	1,075,269	(5)(6)	3.02
ABACUS Fund, Ltd.
c/o Paradigm Ltd.
P. O. Box 2834
Hamilton, HMLX Bermuda
Mario J. Gabelli, et al.(7)	3,941,545		11.43
One Corporate Center
Rye, New York 10580
Sandler Capital Management(8)	3,228,554	(5)(9)	8.56
711 Fifth Avenue, 15th Floor New York, New York 10022
Darrell C. Denny	187,203	(10)(11)	*
Peni A. Garber(12)	6,458,023		15.77
Vincent D. Kelly	0		*
Adrian Kingshott	0		*
Harlan A. Levy	0		*
David B. Nussbaum	276,992	(11)(13)	*
David R. Powers(14)	3,228,554		8.56
Perry A. Sook	0		*
Preston L. Vice	276,488	(11)(15)	*
Royce Yudkoff(12)	6,458,023		15.77
All Directors and Executive Officers as a Group (10 persons)	10,427,260	(11)(16)	23.37

*	Less than one percent

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

(2)	Calculated using 34,488,719 as the number of shares of common stock outstanding at April 3, 2006. This number excludes the number of shares of common stock (1) into which the outstanding Series C Preferred Stock is convertible, (2) for which the outstanding warrants are exercisable and (3) for which any options to purchase common stock held by directors and executive officers are exercisable. This number also excludes the shares of Series M Preferred Stock.

(3)	The information as to ABRY Mezzanine Partners, L.P. (ABRY) and entities controlled directly or indirectly by ABRY is derived in part from Schedule 13D, as filed with the Securities and Exchange Commission on March 28, 2002, statements required to be filed by ABRY pursuant to Section 16(a) of the Exchange Act, and information furnished to Penton separately by ABRY.

(4)	ABRY does not currently own any shares of common stock. This number represents the number of shares of common stock ABRY would be entitled to receive upon conversion of its Series C Preferred Stock and exercise of its warrants to purchase common stock. ABRY and its affiliated entities currently own 30,000 shares of Series C Preferred Stock convertible, as of April 3, 2006, into approximately 5,498,023 shares of common stock and warrants to purchase an aggregate of 960,000 shares of common stock.

(5)	This number reflects the total number of shares of common stock such holder is entitled to receive upon conversion of its Series C Preferred Stock and exercise of the related warrants. The number of shares into which a share of Series C Preferred Stock is convertible is calculated by dividing its current liquidation preference by the conversion price of $7.61. The liquidation preference is the sum of the liquidation value of the Series C Preferred Stock, currently $1,000, plus any accrued dividends. Currently, dividends compound and accrue daily. Consequently, the number of shares into which the Series C Preferred Stock is convertible increases daily. So long as any of Penton’s 10 3/8% senior subordinated notes due 2011 and 11 7/8 % senior secured notes due 2007 remain outstanding, the number of shares of common stock that each of ABRY and its affiliated entities, ABACUS Fund Partners, LP, ABACUS Fund, Ltd. and Sandler Capital Management and its affiliated entities are entitled to receive pursuant to the conversion of their Series C Preferred Stock and exercise of the warrants is limited by the terms of the Certificate of Designations governing the Series C Preferred Stock and warrant agreements, respectively, to prevent any holder or group of holders of Series C Preferred Stock or warrants from becoming the beneficial owner of more than 35% of the aggregate votes of the outstanding capital stock of Penton entitled to vote in the election of directors. Currently, no holder of Series C Preferred Stock is limited by this provision.

(6)	ABACUS Fund Partners, LP and ABACUS Fund, Ltd. do not currently own any shares of common stock. This number represents the number of shares of common stock they would be entitled to receive upon conversion of their Series C Preferred Stock and exercise of their warrants to purchase common stock. They currently own 5,000 shares of Series C Preferred Stock convertible, as of April 3, 2006, into approximately 915,269 shares of common stock and warrants to purchase an aggregate of 160,000 shares of common stock.

(7)	The information as to Mario J. Gabelli and entities controlled directly or indirectly by Mr. Gabelli is derived from Schedule 13D/ A, as filed with the Securities and Exchange Commission on December 6, 2005, and statements required to be filed by Mr. Gabelli and entities controlled directly or indirectly by Mr. Gabelli pursuant to Section 16(a) of the Exchange Act. Such statement discloses that (i) Mr. Gabelli directly or indirectly controls or is the chief investment officer for each of the entities signing such statements and is deemed to have beneficial ownership of the shares beneficially owned by all such entities, (ii) Mr. Gabelli and such entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder, and (iii) with respect to Penton common stock, Mr. Gabelli and such entities have the sole power to vote and dispose of all the shares of which they are beneficial owners, unless the aggregate voting interest of all such entities exceeds 25% of Penton’s total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of such entities would have the sole power to vote certain shares of Penton common stock except 93,383 shares of Penton’s common stock as to which they have no voting power.

(8)	The information as to Sandler Capital Management and entities controlled directly or indirectly by Sandler is derived in part from Schedule 13D, as filed with the Securities and Exchange Commission on March 28, 2002, and information furnished to Penton separately by Sandler.

(9)	Sandler does not currently own any shares of common stock. This number represents the number of shares of common stock Sandler would be entitled to receive upon conversion of its Series C Preferred Stock and exercise of its warrants to purchase common stock. Sandler and its affiliated entities currently own 15,000 shares of Series C Preferred Stock convertible, as of April 3, 2006, into approximately 2,748,554 shares of common stock and warrants to purchase an aggregate of 480,000 shares of common stock.

(10)	Includes 105,000 shares subject to options currently exercisable or exercisable within 60 days of April 3, 2006.

(11)	Excludes shares of Series M Preferred Stock held by each individual as follows: Mr. Nussbaum (30,000), Mr. Denny (3,750), and Mr. Vice (2,375). The Series M Preferred Stock is entitled to one vote per share voting together with the common stock on all matters presented to the stockholders. The Series M Preferred Stock is not convertible into common stock.

(12)	Ms. Garber and Mr. Yudkoff may be deemed to beneficially own the stock beneficially owned by ABRY and its affiliated entities because of their relationship with ABRY and its affiliated entities and because they were appointed to Penton’s Board of Directors at the request of ABRY. Ms. Garber and Mr. Yudkoff disclaim any beneficial ownership of the shares of stock owned by ABRY and its affiliates.

(13)	Includes 253,500 shares subject to options currently exercisable or exercisable within 60 days of April 3, 2006.

(14)	Mr. Powers may be deemed to beneficially own the stock beneficially owned by Sandler and its affiliated entities because of his relationship with Sandler and its affiliated entities and because he was appointed to Penton’s Board of Directors at the request of Sandler. Mr. Powers disclaims any beneficial ownership of the shares of stock owned by Sandler and its affiliates.

(15)	Includes 75,000 shares subject to options currently exercisable or exercisable within 60 days of April 3, 2006.

(16)	Includes the 6,458,023 shares of common stock that may be deemed to be beneficially owned by Ms. Garber and Mr. Yudkoff, the 3,228,554 shares of common stock that may be deemed to be beneficially owned by Mr. Powers and 433,500 shares subject to options currently held by directors and executive officers exercisable or exercisable within 60 days of April 3, 2006.
Proposal to Elect Three Directors to the Board (Proposal 1)
What are we asking you to approve?
Three directors, Vincent D. Kelly, Adrian Kingshott and Perry A. Sook, are to be elected to serve a three-year term expiring in 2009 and until their respective successors have been elected.
Penton’s Restated Certificate of Incorporation requires that its Board of Directors be divided into three classes, as nearly equal in number as possible. Further, if the number of directors which shall constitute the whole Board of Directors of the Corporation is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.
What does the Board of Directors recommend with respect to Proposal 1?
The Board recommends a vote FOR the nominees.
What vote is required for this proposal?
Under applicable Delaware law, in determining whether each nominee has received the requisite number of votes, abstentions and broker non-votes will not be counted.

A plurality of the votes of the shares of common stock, Series C Preferred Stock and Series M Preferred Stock present in person or represented by proxy and entitled to vote on the election of directors is required to elect Messrs. Kelly, Kingshott and Sook.
For the election of Messrs. Kelly and Sook, a plurality of the votes of the holders of Series C Preferred Stock, voting separately as a single class and to the exclusion of the holders of the common stock and Series M Preferred Stock, is required. In addition, the holders of Series C Preferred Stock have determined to submit the election of Messrs. Kelly and Sook to a vote of the common stockholders and Series M Preferred stockholders. Consequently, the election of Messrs. Kelly and Sook also requires a plurality of the votes of the shares of common stock, Series C Preferred Stock and Series M Preferred Stock present in person or represented by proxy and entitled to vote on the election of directors, voting together as a single class.
Except to the extent that stockholders indicate otherwise on their proxies solicited by Penton’s Board of Directors, the holders of these proxies intend to vote such proxies for the election as directors of the persons named above as nominees for election, provided that if any of the nominees for election are unable or fail to act as directors by virtue of an unexpected occurrence, these proxies will be voted for such other person or persons as will be determined by the holders of these proxies in their discretion. Alternatively, so long as this action does not conflict with the provisions of Penton’s Restated Certificate of Incorporation, as amended, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

Board of Directors
Nominees For Director For a Three-Year Term Expiring 2009:

	Director		Principal Occupation
Name	Since	Age	and Directorships

Vincent D. Kelly (A)	2003	46	Director, President and Chief Executive Officer of USA Mobility, Inc. (provider of paging and advanced wireless data and messaging services) since November 2004. President and Chief Executive Officer of Metrocall Holdings, Inc. (provider of paging and advanced wireless data and messaging services) from February 2003 to November 2004 and director from May 2003 to November 2004. Chief Operating Officer of Metrocall, Inc. from May 2002 to February 2003. Chief Financial Officer, Treasurer and Executive Vice President of Metrocall, Inc. from prior to 1998 to February 2003. Metrocall, Inc. filed a voluntary petition for reorganization under the U.S. bankruptcy laws in June 2002 and successfully emerged from bankruptcy in October 2002. Director of GTES, LLC (majority-owned subsidiary of USA Mobility, Inc.) since March 2004.
Adrian Kingshott (A)	2005	46	Partner, Novator Credit Advisors (investment managers) since December 2005. Managing Director, Amaranth Advisors (investment managers) from May 2003 to November 2005. Managing Director, Goldman Sachs & Co. (investment bankers) prior to May 2003.
Perry A. Sook (I)	2003	48	Chairman of the Board, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. (television broadcasting company) since 1996. Director of Nexstar Broadcasting Group, Inc., the Television Bureau of Advertising and the Ohio University Foundation.

Directors Continuing in Office Until 2007:

	Director		Principal Occupation
Name	Since	Age	and Directorships

David R. Powers (A)(I)	2006	38	Managing Director of Sandler Capital Management (investment holding company) since 2001. Director of Wave Division Holdings (cable television operator), Nuera Communications (telephony equipment manufacturer), and Barrett Xplore (wireless broadband provider).
Peni A. Garber (C)(I)(N)	2002	43	Partner of ABRY Partners, LLC (investment holding company) since October 2000. Co-Head of ABRY Mezzanine Partners, L.P. (investment holding company) since 2001. Director of Muzak Holdings, LLC (provider of business music programming) since March 1999.
Harlan A. Levy	2005	50	Partner, Boies, Schiller & Flexner, LLP (attorneys at law) since July 2000. Partner, Barrett, Gravante, Carpinello & Stern (attorneys at law) prior to July 2000.
Directors Continuing in Office Until 2008:

	Director		Principal Occupation
Name	Since	Age	and Directorships

David B. Nussbaum	2004	48	Chief Executive Officer of Penton since June 2004, Executive Vice President of Penton and President of the Technology and Lifestyle Media division of Penton from September 2002 until May 2004, Executive Vice President of Penton and President of the Technology Media division of Penton from September 1998 until August 2002. President of Internet World Media, Inc. (a business trade show and publishing company and a subsidiary of Penton) since December 1998. Appointed Director of Penton in July 2004.
Royce Yudkoff (C)(N)	2004	50	Non-Executive Chairman of the Board of Penton since June 2004. Managing Partner of ABRY Partners, LLC (media-focused private equity investment firm) since 1989. Director of Nexstar Broadcasting Group, Inc. (television broadcasting company), Muzak Holdings, LLC (provider of business programming) and Non-Executive Chairman of USA Mobility, Inc. (provider of paging and advanced wireless data and messaging services).

(A)	Member of Audit Review Committee

(C)	Member of Compensation Committee

(I)	Member of Investment Committee

(N)	Member of Nominating and Governance Committee
Agreements Regarding Board Representation
  Preferred Stock Terms Regarding Board Representation
Pursuant to the agreement by which Penton sold its Series C Preferred Stock and related warrants to a group of investors led by ABRY Mezzanine Partners, L.P., the holders of the Series C Preferred Stock are entitled to appoint three members to the Board of Directors. At such time as the holders of Series C Preferred Stock cease to hold shares of Series C Preferred Stock having an aggregate liquidation preference of at least $25 million, they will lose the right to appoint the director for one of these three Board seats.
Upon the occurrence of the following events, the holders of a majority of the Series C Preferred Stock may nominate two additional members to our Board of Directors and, if such triggering events have not been cured or waived prior to the end of the next succeeding quarter, may appoint one less than a minimum majority of our Board of Directors:

•	failure to comply with certain specified covenants and obligations contained in the Series C Preferred Stock certificate of designations or purchase agreement and such failure is not cured within 90 days;

•	any representation or warranty in the Series C Preferred Stock purchase agreement is proven to be false or incorrect in any material respect; and

•	any default that results in the acceleration of indebtedness, where the principal amount of such indebtedness, when added to the principal amount of all other indebtedness then in default, exceeds $5 million or final judgments for the payment of money aggregating more than $1 million (net of insurance proceeds) are entered against us and are not discharged, dismissed, or stayed pending appeal within 90 days after entry.
Upon the occurrence of the following events, the holders of a majority of the Series C Preferred Stock may appoint one less than a minimum majority of our Board of Directors:

•	failure to pay the liquidation preference or any cash dividends, to the extent declared, when due; and

•	failure to comply with certain specified covenants and obligations contained in the Series C Preferred Stock certificate of designations or purchase agreement.
Upon the occurrence of the following event, the holders of a majority of the Series C Preferred Stock may appoint a minimum majority of our Board of Directors:

•	we initiate or consent to proceedings under any applicable bankruptcy, insolvency, composition, or other similar laws or make a conveyance or assignment for the benefit of our creditors generally or any holders of any lien takes possession of, or a receiver, administrator, or other similar officer is appointed for, all or substantially all of our properties, assets or revenues and is not discharged within 90 days.
On March 19, 2008, the holders of a majority of the Series C Preferred Stock then outstanding, if they meet the threshold described in the following paragraph, will be entitled to appoint one less than a minimum majority of our Board of Directors, subject to the right to appoint a minimum majority of our Board of Directors as described in the immediately preceding paragraph.
At such time as the holders of Series C Preferred Stock cease to hold shares of Series C Preferred Stock having an aggregate liquidation preference of at least $10 million and such holders’ beneficial ownership of Series C Preferred Stock and common stock constitutes less than 5% of the aggregate voting power of our voting securities, the holders of Series C Preferred Stock will no longer have the right to any directors.
We have also granted the holders of the Series C Preferred Stock the right to have representatives attend meetings of the Board of Directors until such time as they no longer own any Series C Preferred Stock, warrants or shares of common stock issued upon conversion of the Series C Preferred Stock and exercise of the warrants.
     Directors Appointed by Series C Preferred Stockholders
In accordance with the forgoing, the holders of the Series C Preferred Stock are currently entitled to appoint five members to our Board of Directors. Messrs. Powers and Yudkoff and Ms. Garber fill the three seats on the Board of Directors to which the preferred stockholders were initially entitled to appoint their representatives. Ms. Craven resigned from the Board on March 6, 2006 and was replaced by Mr. David R. Powers of Sandler Capital Management. Messrs. Kelly and Sook were appointed to the Board of Directors as a result of Penton’s leverage ratio, as determined in accordance with the terms of the Series C Preferred Stock purchase agreement, exceeding 7.5 to 1.0.
Meetings of the Board of Directors
The Board of Directors of Penton met 5 times during 2005. All of the directors attended at least seventy-five percent of the total meetings held by the Board of Directors.
Committees of the Board of Directors and Committee Meetings
Penton’s Board of Directors has an Audit Review Committee, a Compensation Committee, an Investment Committee and a Nominating and Governance Committee. All of the directors attended at least seventy-five percent of the total meetings held by the committees on which they served in 2005.
Audit Review Committee. The Audit Review Committee consists of Mr. Kelly as Chairman, and Messrs. Kingshott and Powers. Ms. Craven served on the Committee through the date of her resignation from the Board, on March 6, 2006. Under its charter, the responsibilities of the Audit Review Committee include:

•	the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving professional services provided by the independent registered public accounting firm;

•	reviewing the Company’s critical accounting policies and periodic reports on Forms 10-K and 10-Q;

•	reviewing the independence of the independent registered public accounting firm; and

•	reviewing the adequacy of the Company’s internal accounting controls and overseeing the Company’s ethics program.
The Audit Review Committee held nine meetings in fiscal 2005.
The Board of Directors has determined that Mr. Kelly, Chairman of the Audit Review Committee, qualifies as an “audit committee financial expert” and possesses “accounting or related financial management expertise” within the meaning of all applicable laws and regulations. In addition, the Board has determined that all members of the Audit Review Committee are financially literate and independent within the meaning of the Securities and Exchange Commission’s rules and regulations.
Compensation Committee. The Compensation Committee consists of Mr. Yudkoff as Chairman and Ms. Garber. Ms. Craven served on the Committee through the date of her resignation from the

Board on March 6, 2006. The Compensation Committee reviews and determines the compensation of executive officers, reviews and makes recommendations to the Board with respect to salaries, bonuses, and deferred compensation of other officers and executives, compensation of directors and management succession, and makes such determinations and performs such other duties as are expressly delegated to it pursuant to the terms of any employee benefit plan of Penton. The Compensation Committee held one meeting in fiscal 2005.
Investment Committee. The Investment Committee consists of Ms. Garber as Chairwoman and Messrs. Sook and Powers. Ms. Craven served on the Committee through the date of her resignation from the Board on March 6, 2006. The Investment Committee provides objectives and guidelines for the investment of funds held in trust under Penton’s pension plan, acts as the investment committee for purposes of Penton’s 401(k) plan, and reviews the performance of investment managers charged with investing Penton’s pension plan funds. The Investment Committee held two meetings in fiscal 2005.
Nominating and Governance Committee. The Nominating and Governance Committee consists of Ms. Garber as Chairwoman and Mr. Yudkoff. All the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Governance Committee, as it deems appropriate, makes recommendations to the full Board with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The Nominating and Governance Committee held one meeting in fiscal 2005.
The Nominating and Governance Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to Penton’s Secretary. With regard to the 2007 annual meeting of stockholders, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for such annual meeting must be received as described below under the heading “Stockholder Proposals for the 2007 Annual Meeting.”
Executive Officers
All officers of Penton are elected each year by the Board of Directors at its annual organization meeting. In addition to Mr. Nussbaum, information with respect to whom is set forth above, the executive officers of Penton include the following:

Darrell C. Denny, 47, President of the Lifestyle Media and IT Media Groups of Penton since September 2002 and Executive Vice President of Penton since July 25, 2001. President of the Lifestyle Media division of Penton from October 2000 to September 2002. Executive Vice President/ Group President and Operating Chair from August 1998 to September 2000 of Miller Freeman, Inc. (business magazine publisher and exhibition manager).

Preston L. Vice, 57, Chief Financial Officer of Penton since February 2003, Interim Chief Financial Officer of Penton from May 2002 until February 2003, Senior Vice President and Secretary of Penton since July 1998.
Compensation

Board Compensation
Compensation of non-employee directors consists of an annual retainer of $20,000, plus $3,000 for each Board meeting attended in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended, except that $500 is paid for attending a committee meeting held on the same day as a Board meeting. The Chairman of each of the Audit Review Committee and the Compensation Committee is paid an additional $5,000 per year. Messrs. Yudkoff and Powers, Ms. Garber and employee directors are not compensated for serving as directors.
Each director of Penton will be reimbursed by Penton for out-of-pocket expenses incurred in attending Board and Board committee meetings.

Penton has adopted the Penton Media, Inc. 1998 Director Stock Option Plan (as Amended and Restated Effective as of March 15, 2001) for non-employee directors. The plan was approved by the stockholders at the 1999 annual meeting, and an increase in the number of shares of common stock authorized under the plan was approved by stockholders at the 2001 annual meeting. Pursuant to the plan, and subject to certain limitations contained in it, the Board may grant non-qualified options to purchase common stock, at an exercise price not less than fair market value on the date of grant, to directors of Penton who at the time of grant are not employees of Penton or any of its subsidiaries. In addition, the Board may authorize the grant of restricted stock or deferred shares to non-employee directors under the plan. The plan also provides that the Board may permit non-employee directors to elect to receive non-qualified options, restricted stock or deferred shares in lieu of all or a portion of such non-employee director’s compensation otherwise payable in cash.
Summary Compensation Table
The following table sets forth compensation information for the Chief Executive Officer of Penton and for each of Penton’s two most highly compensated other executive officers during 2005 who were serving at the end of 2005.

				Long-Term Compensation

				Awards
						Payouts

		Annual Compensation		Restricted	Securities
				Stock	Underlying	LTIP		All Other
		Salary	Bonus	Award(s)	Options	Payouts		Compensation
Name and Principal Position	Year	($)	($)	($)(1)	(#)	($)		($)

David B. Nussbaum,	2005	425,000	175,855	—	—	83,500	(4)	3,547	(2)
Chief Executive Officer(3)	2004	417,500	1,759,027	151,500	70,000	—		3,534
	2003	410,000	50,364	22,200	50,000	—		2,696
Darrell C. Denny, Executive	2005	341,250	133,852	—	—	30,000	(4)	6,416	(2)
Vice President and	2004	333,125	205,256	26,250	25,000	—		6,416
President, Lifestyle Media	2003	325,000	81,560	3,922	25,000	—		5,172
and IT Media Groups
Preston L. Vice,	2005	225,000	113,924	—	—	—		1,309	(2)
Chief Financial	2004	225,000	109,163	69,375	30,000	—		1,323
Officer and Secretary	2003	225,000	16,765	13,305	—	—		1,851

(1)	Includes Deferred Shares issued in 2003 and 2004 to Messrs. Nussbaum, Denny and Vice and Series M Preferred Stock awarded to Messrs. Nussbaum, Denny and Vice in 2004.

Deferred shares awarded: Mr. Nussbaum, 60,000; Mr. Denny, 10,600; and Mr. Vice 35,960, shares awarded in 2003; and Mr. Nussbaum, 135,000; Mr. Denny, 25,000; and Mr. Vice, 75,000, shares awarded in 2004, each having a one-year deferral period provided, however, that each such award of deferred shares will become nonforfeitable with respect to 25% of the award on each three-month anniversary of the date of grant. Deferral periods are subject to acceleration in the event of death, permanent disability, retirement upon reaching age 65, termination without cause, termination for good reason or upon a change of control of Penton. These numbers are based on the value of Penton’s common stock as of the date of grant. As of December 31, 2005, the value of the deferred shares awarded in 2003 was $33,000 to Mr. Nussbaum; $5,830 to Mr. Denny; and $19,778 to Mr. Vice. As of December 31, 2005, the value of the deferred shares awarded in 2004 was $74,250 to Mr. Nussbaum; $13,750 to Mr. Denny; and $41,250 to Mr. Vice. The deferred shares do not provide for dividend equivalents or voting rights.

Series M Preferred Stock awarded: Mr. Nussbaum, 30,000; Mr. Denny, 3,750; and Mr. Vice 1,875 shares awarded in 2004. On September 13, 2004, the Company filed a Certificate of Designations for the Series M Preferred Stock with the Secretary of State for the State of Delaware. The Board of Directors of the Company created the Series M Preferred Stock for issuance to certain officers of the Company as a long-term incentive plan to incentivize management by giving them an equity stake in the performance of the Company. The Series M Preferred Stock is limited to 150,000 shares, of which 71,500 shares have been issued since September 2004. Among other rights and provisions, the Series M Preferred Stock provides that the holder of each share will receive a cash distribution upon any liquidation, dissolution, winding-up or change of control of the Company. The amount of such distribution is first a percentage of what the holders of Series C Preferred Stock and second a percentage of what the holders of the Company’s common stock would receive upon such liquidation, dissolution, winding-up or change of control.

(2)	For term life and long-term disability insurance provided by Penton during the year.

(3)	Mr. Nussbaum has served as the Chief Executive Officer since June 18, 2004.

(4)	In accordance with the terms of long-term incentive agreements, payments were made on February 28, 2006 to Messrs. Nussbaum and Denny based upon the achievement of specified performance goals over the period from 2003 through 2005.

Option Exercises and Year-End Values
The following table sets forth information with respect to exercises of options during 2005 by the executive officers named in the Summary Compensation Table and the values of unexercised options held by them as of December 31, 2005.
Aggregated Option Exercises in 2005 and Year-End Option Values

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options
	on	Value	Options at Year-End (#)		at Year-End ($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David B. Nussbaum	0	0	253,500	0	9,000	0
Darrell C. Denny	0	0	105,000	0	4,500	0
Preston L. Vice	0	0	75,000	0	4,500	0
Employment Agreements With Messrs. Nussbaum, Vice and Denny
The Compensation Committee approved initial employment agreements with each of Messrs. Nussbaum, Vice and Denny in 1998, 1999 and 2000, respectively. Each of these employment agreements was amended on December 11, 2001, and Mr. Nussbaum’s employment agreement was further amended on June 23, 2004. The agreements are for terms currently expiring June 23, 2006, in the case of Mr. Nussbaum; August 24, 2006, in the case of Mr. Vice; and October 15, 2006, in the case of Mr. Denny; and renew automatically for an additional year on each anniversary of the effective date of the agreement (or until age 65, if earlier) unless either party thereto elects otherwise, but may be terminated by the executive with 120 days notice.
The agreements for Messrs. Vice and Denny provide for participation in Penton’s Supplemental Executive Retirement Plan. Effective December 31, 2003, the Supplemental Executive Retirement Plan was frozen and all participants ceased to accrue benefits under the plan on such date. The agreements also provide for supplementary life insurance in an amount equal to one and one-half times each executive’s salary in the case of Mr. Denny and one times the executive’s salary in the case of Messrs. Nussbaum and Vice and supplementary long-term disability coverage that provides for a maximum monthly benefit (when combined with Penton’s base long-term disability plan) of $18,333 per month for Messrs. Nussbaum and Denny and $10,000 per month in the case of Mr. Vice.
In addition, the agreements provide for additional supplementary life and long-term disability insurance coverage for Messrs. Vice and Denny that would provide benefits, in the event of the executive’s covered death or disability, in the amount of $900,000 for Mr. Vice; and $270,000 for Mr. Denny, each payable in a single lump sum. In the event the life or long-term disability insurance coverage described in the preceding sentence cannot be procured or maintained, Penton will pay the benefit from its own funds.
The employment agreements for Messrs. Vice and Denny provide for a payment to each executive in an amount equal to the total of all income taxes imposed on the executive as a result of (a) the provision of the life insurance and the long-term disability coverage, (b) imputed income to the executive with respect to the Senior Executive Loan Program and (c) such payment.
The employment agreements for Messrs. Vice and Denny also provide for a payment to each executive in an amount equal to the total of all income taxes imposed on the executive as a result of (a)(i) the issuance to the executive of the deferred shares granted to the executive on April 23, 2002, on an accelerated basis following a change of control, the executive’s death or permanent disability, a termination without cause, a termination by the executive for “good reason” (as defined in the agreements and as described below) or involuntary retirement or (ii) any other issuance of the deferred shares if a change of control occurs prior to the payment in full of amounts due under the Senior Executive Loan Program and (b) the payment described in clause (a).
The employment agreements for Messrs. Vice and Denny further entitle the executive to receive a payment in the event that the excise tax under Section 4999 of the Internal Revenue Code applies to the issuance of the deferred shares or the payment described in the preceding paragraph and the sum of (a) the value of the deferred shares (reduced by such excise tax) plus (b) the value of the shares purchased by the executive pursuant to the Senior Executive Loan Program plus (c) the proceeds of any life insurance or long-term disability coverage ((a), (b) and (c), the “Loan Payments”) is less than the amount due and owing under the Senior Executive Loan Program at the time of the change of control (the “Change of Control Loan Balance”). In that event, the payment referred to in the preceding sentence will be in an amount equal to the sum of (x) the lesser of (1) the difference between the Change of Control Loan Balance and the Loan Payments or (2) 20% of the sum of the value of the deferred shares at the time of the change of control plus such payment, plus (y) an amount, such that after payment of all taxes (including any excise tax under Code Section 4999) imposed on such payment, the executives retain an amount equal to the Code Section 4999 excise tax imposed upon such payment.
The agreements also provide that in the event the executive’s employment is terminated by Penton (other than for “cause” (as defined in the agreements) or by reason of his death, disability or retirement) or by the executive for good reason, the executive will be entitled to receive certain severance benefits.
In the case of Mr. Nussbaum, he is entitled to receive (a) any accrued but unpaid salary and expense reimbursement; (b) his salary (as in effect at the time of termination or, if higher, as in effect as of the most recent extension of the employment period) for a period of 12 months after termination of employment; and (c) a lump sum payment equal to his target bonus.
In the case of Messrs. Vice and Denny, each such executive is entitled to receive (a) any accrued but unpaid salary and expense reimbursement and (b) his salary (as in effect at the time of termination or, if higher, as in effect as of the most recent extension of the employment period) for a period of two years following the date of his termination of employment. In addition, in the event that the employment of Messrs. Vice or Denny is terminated by Penton other than for cause or by the executive for good reason within the two-year period following a “change of control,” each such executive will be entitled to receive a payment (payable, at the executive’s option, in a lump sum) equal to his target bonus for the year in which the termination occurs or, if higher, the executive’s target bonus for the preceding year or the year in which the change of control occurs. All executives party to such agreements are also entitled to the continuation of certain additional benefits (e.g., medical insurance).
Payments and benefits under the employment agreements are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the executive.

The transactions that are deemed to result in a change of control for the purposes of these agreements include: (a) any person (with certain exceptions as described in the agreements) becoming the beneficial owner of 40% or more of the voting stock of Penton; (b) individuals who, as of the date of the agreements, constitute the Board of Directors (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors (provided that any individual who becomes a director subsequent to the date of the agreements whose appointment or election is approved by a majority of the Incumbent Board is considered to be a member of the Incumbent Board); (c) a merger or consolidation with, or sale of all of or substantially all of Penton’s assets to another entity, as a result of which less than a majority of the voting shares of the surviving entity are owned by former stockholders of Penton; and (d) approval by the stockholders of Penton of a complete liquidation or dissolution of Penton. “Good reason” for termination of employment by the executive includes reduction in salary, the failure by Penton to extend the executive’s employment under the agreement or a breach by Penton of the terms of the agreement and, in the case of Mr. Nussbaum, a change of control.
Each agreement includes non-competition, non-solicitation and confidentiality obligations on the part of the executive, which survive its termination.
Plans and Arrangements
Retirement Plan
Participants in the Penton Media, Inc. Retirement Plan consist of a majority of the full-time employees of Penton and its subsidiaries in the United States, including the executive officers. The plan is fully paid for by Penton, and employees become fully vested after five years of service. The annual benefit payable to an employee under the plan upon retirement, computed as a straight life annuity amount, equals the sum of the separate amounts the employee accrues for each of his years of service under the plan. Such separate amounts are determined as follows: for each year through 1988, 1.2% of such year’s compensation up to the Social Security wage base for such year and 1.85% (2.0% for years after 1986) of such year’s compensation above such wage base; for each year after 1988 through the year in which the employee reaches 35 years of service, 1.2% of such year’s “covered compensation” and 1.85% of such year’s compensation above such “covered compensation;” and for each year thereafter, 1.2% of such year’s compensation. Years of service and compensation with Pittway Corporation prior to Penton’s spinoff from Pittway in August of 1998 are taken into account under the plan. The employee’s compensation under the plan for any year includes all salary (before any election under Pittway’s or Penton’s salary reduction plan or cafeteria plan), commissions and overtime pay and, beginning in 1989, bonuses, subject to such year’s limit applicable to tax-qualified retirement plans ($160,000 for 1999, $170,000 for 2000 and 2001, and $200,000 each year thereafter). The employee’s “covered compensation” under the plan for any year is generally the average, computed as of such year, of the Social Security wage bases for each of the 35 years preceding the employee’s Social Security retirement age, assuming that such year’s Social Security wage base will not change in the future. Normal retirement age under the plan is age 65, and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset amounts.
Effective December 31, 2003, the plan was frozen and participants in the plan ceased to accrue benefits under the plan as of such date. Estimated annual benefits payable under the plan upon retirement at normal retirement age for the following persons (assuming 1999 compensation at $160,000, 2000 and 2001 compensation at $170,000 and 2002 and 2003 compensation at $200,000) are $14,229 for Mr. Nussbaum; $6,369 for Mr. Denny and $37,965 for Mr. Vice.
Supplemental Executive Retirement Plan
Messrs. Nussbaum, Denny and Vice participate in Penton’s Supplemental Executive Retirement Plan, which is not tax-qualified. The annual benefit payable to a participant under the plan at age 65, computed as a straight life annuity amount, equals the sum of the separate amounts the participant accrues for each of his years of service after September 8, 1998, for Mr. Nussbaum; October 16,

2000, for Mr. Denny; and February 15, 1974, for Mr. Vice. Years of service and compensation with Pittway are taken into account. The separate amount for each such year is 1.85% of that portion of the participant’s salary and annual discretionary cash bonus, if any, for such year (before any election under Pittway’s or Penton’s salary reduction plan, and including any portion of such bonus taken in the form of Deferred Shares Awards) in excess of the limit applicable that year to the compensation that may be taken into account under tax-qualified retirement plans ($160,000 in 1999, $170,000 in 2000 and 2001 and $200,000 in 2002 and 2003) but less than $500,000. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Accrued benefits are subject to forfeiture in certain events. Effective December 31, 2003, the plan was frozen and participants in the plan ceased to accrue benefits under the plan as of such date. Estimated annual benefits payable under the plan upon retirement at age 65 for the following persons are $27,300 for Mr. Nussbaum; $10,564 for Mr. Denny and $11,421 for Mr. Vice.
Compensation Committee Interlocks and Insider Participation
None of the individuals who served as members of the Compensation Committee of the Board of Directors in 2005 was or has been an officer or employee of Penton or engaged in transactions with Penton (other than in his capacity as director).
None of Penton’s executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a director of Penton.
Compensation Committee Report on Executive Compensation
This Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other Penton filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Penton specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.
The Compensation Committee of the Board of Directors is responsible for establishing and administering an executive compensation program for Penton, determining the compensation of the Chief Executive Officer of Penton and approving the compensation proposed by the Chief Executive Officer for all other executive officers of Penton listed in the Summary Compensation Table. Actions regarding compensation for 2005 were approved by the Compensation Committee. Penton’s Compensation Committee intends to follow the compensation policies discussed below.
The Compensation Committee, comprised of two non-employee directors, has prepared this report to summarize Penton’s policies and practices with regard to executive compensation.
Objectives
Penton’s basic objectives for executive compensation are to recruit and keep top-quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.
Elements of Compensation
Total compensation has three components: (1) base salary; (2) short-term incentive (generally cash bonus); and (3) long-term incentive (generally stock options and performance shares).
Base Salary
Base salaries for executive officers are set within ranges that are reasonable, considering comparable positions in companies similar to Penton in the industry and region. Base salaries are also intended to be equitable and high enough to keep qualified executives from being overdependent on cash bonuses.

Short-Term Incentives
Annual cash bonuses are based on Penton’s attainment of its earnings objectives. Generally, all cash bonuses are tied to individual and group performance based on goals established at the start of the year, consistent with the Senior Executive Bonus Plan, and are available in proportionately greater amounts to those who can most influence corporate earnings. In addition, certain employees may use all or a portion of their cash bonuses to increase their ownership of common stock under the Penton Media, Inc. Management Stock Purchase Plan.
Long-Term Incentives
Long-term incentives consisting of stock options, deferred shares and performance shares are intended to motivate executives to make and execute plans that improve stockholders’ value over the long-term.
Chief Executive Officer Compensation
Mr. Nussbaum has served as Chief Executive Officer since June 23, 2004. The Compensation Committee set Mr. Nussbaum’s salary at $425,000. In 2004, Mr. Nussbaum received 135,000 deferred shares, which had a one-year deferral period. In connection with the execution of Mr. Nussbaum’s amended and restated employment agreement, dated June 23, 2004, the deferred shares became immediately vested and nonforfeitable. These shares were issued on June 24, 2005.
This report is submitted on behalf of the Compensation Committee:

Royce Yudkoff, Chairman
Peni Garber

Performance Graph
The following graph reflects a comparison of the cumulative total stockholder return on the Company’s common stock with the Russell 2000 Market Index and an index of peer companies, respectively, for the period commencing December 31, 2000 through December 31, 2005. The peer group consists of Reed Elsevier NV, Meredith Corporation, Inc., Playboy Enterprises, Inc. (Class B), Primedia, Inc., Reader’s Digest Association, Inc., Reed Elsevier Plc and Scholastic Corporation. The peer group has been revised to exclude United Business Media Plc., which was included in the peer group for 2004, because United Business Media Plc. delisted voluntarily from the Nasdaq National Market in 2005. The graph assumes that the value of the investment in the Company’s common stock and each index was $100, and all dividends were reinvested. The comparisons in this graph are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the Company’s common stock.

	December 31,
	2000	2001	2002	2003	2004	2005
Penton Media	$100.00	$23.37	$2.54	$5.08	$0.34	$2.05
Russell 2000 Index	100.00	101.02	79.22	115.16	135.31	139.81
Peer Group	100.00	71.15	68.58	74.03	80.92	81.46
Report of the Audit Review Committee
This Report of the Audit Review Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other Penton filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Penton specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.

All members of the Audit Review Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.
During 2004, the Audit Review Committee of the Board of Directors revised the charter for the committee, which was approved by the full Board, a copy of which was attached as an exhibit to the proxy statement for Penton’s 2004 annual meeting of stockholders.
In accordance with its written charter adopted by the Board of Directors, the Audit Review Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.
In discharging its oversight responsibility as to the audit process, the Audit Review Committee obtained from the independent registered public accounting firm, PricewaterhouseCoopers, LLP, or PwC, a formal written statement describing all relationships between PwC and the Company that might bear on PwC’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with PwC any relationships that may impact their objectivity and independence and satisfied itself as to PwC’s independence. The Audit Review Committee also discussed with management and PwC the quality and adequacy of the Company’s internal control over financial reporting. The Audit Review Committee reviewed with PwC their audit plans, audit scope and identification of audit risks, as well as the related fees and any other services provided to Penton by PwC.
The Audit Review Committee discussed and reviewed with PwC all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed the results of PwC’s examination of the financial statements.
The Audit Review Committee reviewed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2005, with management and PwC. Management has the responsibility for the preparation of the Company’s financial statements, and PwC has the responsibility for the examination of those statements.
On the basis of these reviews and discussions, the Audit Review Committee recommended to the Board of Directors that the Board approve the inclusion of Penton’s audited financial statements in Penton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Members of the Audit Review Committee

Vincent D. Kelly, Chairman
Adrian Kingshott
David R. Powers
What fees have been paid to accountants for the fiscal years ending December 31, 2005 and 2004?
The following table sets forth the aggregate fees paid to PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for 2005 and 2004 and for other services rendered during 2005 and 2004 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands):

	2005	2004

Audit fees	$415	$751
Audit related fees	5	171
Tax fees	95	51
All other fees	—	—

Total	$515	$973

Audit Fees
Consists of fees billed for professional services rendered for the audit of the Company’s year-end consolidated financial statements and the reviews of interim financial statements in the Company’s Form 10-Q reports.
Audit-Related Fees
Consists of fees billed for services related to employee benefit plan audits in 2004 and consultations concerning financial accounting and reporting standards in 2004 and 2005.
Tax Fees
Tax fees represent fees for tax compliance, tax consulting and tax planning.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services.
Certain Transactions
In 2000, Penton adopted the Senior Executive Loan Program pursuant to which certain executives purchased common stock from the Company in exchange for a promissory note. The maximum amount of indebtedness that was outstanding under this loan program since January 1, 2005 was $895,902 for Mr. Vice; and $264,958 for Mr. Denny. These amounts also represent the outstanding balances as of April 3, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to Penton during or with respect to 2005 by persons who were, at any time during 2005, directors or officers of Penton or beneficial owners of more than 10% of the outstanding shares of common stock, no such person failed to file on a timely basis any report required by such section during 2005.
Stockholder Proposals for the 2007 Annual Meeting
Stockholders who intend to have a proposal considered for inclusion in Penton’s proxy materials for presentation at the 2007 annual stockholders meeting must submit the proposal to Penton no later than December 14, 2006. Stockholders who intend to present a proposal at the 2007 annual meeting without inclusion of such proposal in Penton’s proxy materials are required to provide notice of such proposal to Penton in accordance with the advance notice procedures for stockholder proposals set forth in Penton’s Bylaws and summarized below. Penton reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders of Penton, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual or special meeting may only consider proposals or nominations brought before the meeting by Penton, by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to Penton’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.
To be timely, notice by stockholders of nominations or proposals to be brought before any special meeting of stockholders must be delivered to the Secretary of Penton not earlier than the 90th day prior to such meeting and not later than the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notice by stockholders of nominations or proposals to be brought before any annual meeting must be received by the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following public announcement of such meeting.
Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and of any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business. In the case of nomination of any person for election as a director, the notice must also set forth any information regarding the nominee proposed by the stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and the consent, if so required, of the nominee to be named in a proxy statement as a candidate for election and to serve as a director of Penton if elected.
Other Matters
The management of Penton does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

By Order of the Board of Directors

Preston L. Vice
Secretary
Cleveland, Ohio
April 13, 2006

c/o National City Bank
Corporate Trust Department
Location 5352
P.O. Box 92301
Cleveland, OH 44101-4301

SEE REVERSE SIDE

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PENTON MEDIA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2006
FOR HOLDERS OF SERIES C PREFERRED STOCK, PAR VALUE $.01
Preston L. Vice, Maryann Rist and Stephen E. Martin (each with full power of substitution) are hereby authorized to vote all the shares of Series C Preferred Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on May 16, 2006, and at any adjournment or postponement thereof, as follows on the reverse side. The shares represented by this proxy will be voted as directed, but if no direction is given, the shares will be voted FOR the election as directors of the named nominees.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of stockholders, and any adjournment or postponement thereof.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Dated , 2006

Signature(s)
Note: Please sign exactly as your name appears. Joint owners must each sign personally. Where applicable, indicate your official position or representative capacity.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.

YOUR VOTE IS IMPORTANT!

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE
SIDE AND RETURN IT PROMPTLY
IN THE ACCOMPANYING ENVELOPE.

ê    Please fold and detach card at perforation before mailing.    ê

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted FOR Proposal 1, and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
The Board of Directors recommends a vote FOR all of the nominees.

1.	Election of Directors:	FOR	WITHHOLD	FOR ALL
	Nominees: (1) Vincent D. Kelly (2) Adrian Kingshott (3) Perry A. Sook	ALL	ALL	EXCEPT
	(Except nominee(s) written above.)	☐	☐	☐

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Vote by Telephone

c/o National City Bank Corporate Trust Department Locator 5352 P.O. Box 92301 Cleveland, OH 44101-4301	Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided.

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your proxy by mail.

 è

If voting by mail, Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PENTON MEDIA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2006
FOR HOLDERS OF COMMON STOCK, PAR VALUE $.01

Preston L. Vice, Maryann Rist and Stephen E. Martin (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on May 16, 2006, and at any adjournment or postponement thereof, as follows on the reverse side. The shares represented by this proxy will be voted as directed, but if no direction is given, the shares will be voted FOR the election as directors of the named nominees.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of stockholders, and any adjournment or postponement thereof.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.
Dated _______________________, 2006

Signature(s)
Note: Please sign exactly as your name appears. Joint owners must each sign personally. Where applicable, indicate your official position or representative capacity.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please mark, sign and date this proxy card and return it promptly in the accompanying postage-paid envelope so your shares may be represented at the Meeting.

ê Please fold and detach card at perforation before mailing. ê

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted FOR Proposal 1, and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
The Board of Directors recommends a vote FOR all of the nominees.

1. Election of Directors:

Nominees: (1) Vincent D. Kelly	(2) Adrian Kingshott	(3) Perry A. Sook

(Except nominee(s) written above.)

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

☐	☐	☐

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

c/o National City Bank
Corporate Trust Department
Location 5352
P.O. Box 92301
Cleveland, OH 44101-4301
SEE REVERSE SIDE

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PENTON MEDIA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2006
FOR HOLDERS OF SERIES M CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01

Preston L. Vice, Maryann Rist and Stephen E. Martin (each with full power of substitution) are hereby authorized to vote all the shares of Series M Preferred Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on May 16, 2006, and at any adjournment or postponement thereof, as follows on the reverse side. The shares represented by this proxy will be voted as directed, but if no direction is given, the shares will be voted FOR the election as directors of the named nominees.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of stockholders, and any adjournment or postponement thereof.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.
Dated _______________________, 2006

Signature(s)
Note: Please sign exactly as your name appears. Joint owners must each sign personally. Where applicable, indicate your official position or representative capacity.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.

YOUR VOTE IS IMPORTANT!
PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

ê Please fold and detach card at perforation before mailing. ê

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted FOR Proposal 1, and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
The Board of Directors recommends a vote FOR all of the nominees.

1.	Election of Directors:

Nominees: (1) Vincent D. Kelly	(2) Adrian Kingshott	(3) Perry A. Sook

(Except nominee(s) written above.)

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)